Exhibit 10.2

FIRST AMENDMENT TO
AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT OF
PREMIER HEALTHCARE ALLIANCE, L.P.

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF PREMIER HEALTHCARE ALLIANCE, L.P. (this
“Amendment”) is made and entered into as of January 27, 2014 (the “Effective Date”) by Premier Services, LLC, the General Partner of Premier Healthcare Alliance, L.P. (“Premier LP”), pursuant to the authority granted to the General Partner under Section 15.1 of Premier LP’s Amended and Restated Limited Partnership Agreement effective as of October 1, 2013 (the “LP Agreement”). All capitalized terms not otherwise defined herein will have the meaning given to such terms in the LP Agreement.

1.    Amendment. The definition of “Class B Unit Redemption Amount” set forth in Section 1.1 of the LP Agreement is hereby replaced in its entirety with the following:

“Class B Unit Redemption Amount” means the lower of (i) a Terminating Limited Partner’s capital account balance immediately following the Reorganization (after giving effect to the Contribution and the transactions contemplated in the Unit Put/Call Agreement, but excluding any appreciation in consequence of the Reorganization) multiplied by a fraction, the numerator of which is seven minus the number of full years following the commencement of such Partner’s ownership of Class B Common Units and the denominator of which is seven or (ii) the Fair Market Value of such Unvested Units (using the principles set forth in the definition of “Deemed Per-Unit Value of the Class B Common Units”) as of the Termination
Date, payable in accordance with Section 3.3.

2.    Full Force and Effect of Agreement. Except as hereby specifically amended, the LP agreement is hereby confirmed and ratified in all respects and shall remain in full force and effect according to its terms.

3.    Copies to Limited Partners. The General Partner will provide copies of this First Amendment to all Limited Partners.

IN WITNESS WHEREOF, this Amendment is hereby executed as of the Effective Date.

PREMIER SERVICES, LLC

By: /s/ Craig McKasson
Craig McKasson
Chief Financial Officer